Exhibit 99.1

For more information, contact: Larry Hueth, President and Chief Executive Officer First Northwest Bancorp 360-457-0461

First Northwest Bancorp Welcomes New Chief Credit Officer

PORT ANGELES, WA (July 20, 2018) - First Northwest Bancorp (NASDAQ: FNWB) ("Company"), the holding company of First Federal Savings and Loan Association of Port Angeles (“Bank”), announced today that Terry A. Anderson will become the Bank’s Executive Vice President and Chief Credit Officer. It is anticipated that Mr. Anderson’s employment will start in September 2018.

Mr. Anderson has more than two decades of management experience in credit administration, sales, commercial banking and residential real estate. He most recently served as Executive Vice President and Chief Credit Officer for South Sound Bank for more than six years and has previously worked in a variety of positions with West Coast Bank, US Bank and Bank of America.

“The effective execution of the financial and managerial responsibilities of our Chief Credit Officer is absolutely essential to this institution’s sustainable growth and success,” said Larry Hueth, President and CEO of First Northwest. “Terry has significant experience in banking and finance and is a financial professional with a proven track record of performance and leadership. We look forward to welcoming Terry to our team and leveraging his knowledge and expertise to continue to grow our company.”

Mr. Anderson will replace the current Chief Credit Officer, Christopher A. Donohue, who is departing to pursue other opportunities and interests. Mr. Donohue has played an important role in leading the transformation of the Bank’s credit department and improving operational efficiencies. “Chris has made significant contributions to our company during his tenure at First Federal.” said Mr. Hueth. “We are grateful for his years of service and wish him well.”

About the Company

First Northwest Bancorp, a Washington corporation, is the bank holding company for First Federal Savings and Loan Association of Port Angeles. First Federal is a Washington state-chartered mutual savings bank primarily serving communities in Western Washington State with thirteen banking locations - eight located within Clallam and Jefferson counties, two in Kitsap County, two in Whatcom County, and a home lending center in King County.

Forward-Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company's latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission ("SEC") - which are available on our website at www.ourfirstfed.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this press release and in other public statements we make may turn out to be incorrect because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf, and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2018 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect the Company's operations and stock price performance.